EXHIBIT 99 (2)


                      NIAGARA MOHAWK REPORTS 1998 EARNINGS
                       DECLARES PREFERRED STOCK DIVIDENDS



     SYRACUSE, January 28 - Niagara Mohawk Power Corp. (NYSE: NMK) today announced financial results for 1998, concluding a year of notable achievements that returned the company to financial stability, but required significant non-cash charges to earnings. The company reported a 1998 loss of $157.4 million, or a loss of 95 cents per share, compared to 1997 earnings of $145.9 million, or $1.01 per share. The company also reported that, at a regularly scheduled meeting today, its Board of Directors declared dividends at prescribed rates for all series of preferred stock.

     In a year of important achievements for the company, the most important was the closing of the Master Restructuring Agreement (MRA) with independent power producers (IPPs) in June. The MRA allowed the company to terminate, restate or amend contracts which represented about 75 percent of the company's over-market purchase power obligations. In return, the IPPs received approximately $3.9 billion in cash and 20.5 million shares of common stock. As part of its POWERCHOICE agreement, Niagara Mohawk will recover the cost of the MRA over 10 years. The company established a regulatory asset to reflect the cost of the MRA, and will amortize it as a non-cash charge to earnings over the 10-year recovery period. Additionally, in approving POWERCHOICE, the New York Public Service Commission limited the value of the MRA regulatory asset, which resulted in a one-time non-cash charge to earnings of $263.2 million, or $1.03 per share, in 1998. The amortization of the MRA regulatory asset in 1998 further reduced earnings by $128.8 million, or 50 cents per share. Earnings in 1998 were also lower because of the dilution caused by the issuance of 42.9 million shares of common stock in connection with the MRA.

     Although earnings were depressed as a result of the non-cash charges related to the MRA, the company's cash flow improved in 1998. Payments to IPPs were reduced by $225.9 million in 1998, compared to 1997, while fuel for electric generation increased $60.5 million, and interest charges, primarily related to the debt issued in connection with the MRA, increased $78.7 million.

      Earnings in 1998 were also affected by the incremental costs of a January ice storm and a Labor Day windstorm, reducing earnings by approximately 24 cents per share and 6 cents per share, respectively.

     The company reported a fourth-quarter 1998 loss of $26.5 million, or a loss of 14 cents per share, compared to a fourth-quarter 1997 loss of $1.4 million, or a loss of 1 cent per share. Earnings for the fourth quarter of 1998 were lower than last year's fourth-quarter earnings primarily because of the impact of the non-cash amortization of the MRA regulatory asset of $96.6 million, or 34 cents per share. Cash flow in the fourth quarter of 1998 improved as payments to IPPs during the fourth quarter 1998 decreased $157.6 million compared to 1997. For the same period, fuel for electric generation increased $9.4 million and interest charges increased $63.4 million.

     Electric revenues for 1998 were $3.3 billion, down 1.5 percent from 1997. Electric revenues for the fourth quarter 1998 were down 5.6 percent compared to the fourth quarter last year.
     Primarily because of the warmer weather in 1998 as compared to 1997, retail sales of electricity in 1998 decreased 1.6 percent and total electricity sales were down 1.9 percent. Also, because of warmer weather in the fourth quarter of 1998, retail sales of electricity and total electricity sales in the fourth quarter 1998 were down 2.7 percent and 4.6 percent, respectively, as compared to the same period in 1997.

     Natural gas revenues for 1998 were $565.2 million, down 14.0 percent from 1997. Fourth-quarter 1998 natural gas revenues were down 18.2 percent compared to the fourth quarter 1997.

     Retail  sales of natural gas for the year and fourth quarter 1998 decreased
17.3 percent and 21.9 percent,  respectively,   compared  to  the  same  periods
in    1997,      primarily    due    to    warmer      weather. Total  gas
deliveries, which include the transportation of customer-owned gas, were down 15.6 percent for the year 1998, and down 29.9 percent in the fourth quarter 1998, also primarily due to the warmer weather and, in addition, due to reduced consumption of natural gas by the IPPs.

     Dividends were declared at the prescribed rates for all series of preferred stock. The first quarter 1999 dividend rate per annum for the adjustable rate preferred stock Series A is 6.50 percent; Series B is 7.50 percent; and Series C is 7.00 percent. These rates equate to payments of $0.40625; $0.46875; and $0.4375 per share, respectively. Preferred dividends are payable March 31 to holders of record March 8, 1999.

     Consolidated Statements of Income and Selected Operating Information will be filed today with the Securities and Exchange Commission on Form 8-K.



                                               SELECTED OPERATING INFORMATION

Niagara Mohawk Power Corporation
and Subsidiary Companies (Unaudited)
------------------------------------
ELECTRIC OPERATIONS

                                               Three Months Ended                           Year Ended
                                                  December 31,                             December 31,
                                                                     %                                        %
SALES (MILLIONS OF KWH)                  1998         1997         Change           1998         1997       Change
-----------------------                  ----         ----         ------           ----         ----       ------
Residential . . . . . . . . . . . . .     2,285        2,331        (2.0)           9,643         9,905       (2.6)
Commercial. . . . . . . . . . . . . .     2,736        2,815        (2.8)          11,560        11,552        0.1
Industrial. . . . . . . . . . . . . .     1,657        1,778        (6.8)           6,843         7,191       (4.8)
Industrial - Special. . . . . . . . .     1,190        1,166         2.1            4,568         4,507        1.4
Other . . . . . . . . . . . . . . . .        69           70        (1.4)             241           235        2.6
                                         ------        -----         ----           -----        ------       -----
TOTAL TO ULTIMATE CUSTOMERS . . . . .     7,937        8,160        (2.7)          32,855        33,390       (1.6)
Sales for resale. . . . . . . . . . .       495          680       (27.2)           3,577         3,746       (4.5)
                                         ------        -----       ------          ------        ------       -----
TOTAL SALES . . . . . . . . . . . . .     8,432        8,840        (4.6)          36,432        37,136       (1.9)
                                         ======        =====       ======          ======        ======       =====

Peak load - MW. . . . . . . . . . . .     5,724        5,682         0.7            5,928         6,348       (6.6)
Peak load - Date. . . . . . . . . .  12/22/1998   12/22/1997                    7/16/1998     7/15/1997

GAS OPERATIONS
                                              Three Months Ended                            Year Ended
                                                 December 31,                              December 31,
                                                                     %                                        %
SALES (THOUSANDS OF DEKATHERMS) . .     1998          1997         Change           1998         1997       Change
-------------------------------         ----          ----         ------           ----         ----       ------

Residential . . . . . . . . . . . .    10,422       12,794         (18.5)          47,250        55,203      (14.4)
Commercial. . . . . . . . . . . . .     3,580        5,122         (30.1)          17,023        22,069      (22.9)
Industrial. . . . . . . . . . . . .       163          227         (28.2)             752         1,381      (45.5)
                                       ------       ------       --------         -------       -------      ------
TOTAL TO ULTIMATE CUSTOMERS . . . . .  14,165       18,143         (21.9)          65,025        78,653      (17.3)
Transportation of customer-owned gas.  25,868       39,508         (34.5)         127,867       152,841      (16.3)
Spot market sales . . . . . . . . . .     397           20       1,885.0            4,501         2,451       83.6
                                      -------       ------       --------         -------       -------      ------
TOTAL GAS DELIVERED . . . . . . . . .  40,430       57,671         (29.9)         197,393       233,945      (15.6)
                                      =======       ======       ========         =======       =======      ======

Degree days
    Actual. . . . . . . . . . . . . .   2,130        2,430         (12.3)           5,806         6,842      (15.1)
    Normal. . . . . . . . . . . . . .   2,326        2,326                          6,803         6,803




CONSOLIDATED STATEMENTS OF INCOME

                                                                           In thousands of dollars

                                                                 Three Months Ended             Year Ended
Niagara Mohawk Power Corporation                                    December 31,               December 31,
and Subsidiary Companies (Unaudited)                          1998           1997          1998         1997
-------------------------------------------------------  -------------  -------------   -----------  -----------
OPERATING REVENUES:
Electric. . . . . . . . . . . . . . . . . . . . . . . .  $    755,096   $    799,838    $3,261,144   $3,309,441
Gas . . . . . . . . . . . . . . . . . . . . . . . . . .       131,336        160,466       565,229      656,963
                                                         -------------  -------------   -----------  -----------
                                                              886,432        960,304     3,826,373    3,966,404
                                                         -------------  -------------   -----------  -----------

OPERATING EXPENSES:
Fuel for electric generation. . . . . . . . . . . . . .        61,549         52,124       239,982      179,455
Electricity purchased . . . . . . . . . . . . . . . . .       135,314        296,983     1,001,991    1,236,108
Gas purchased . . . . . . . . . . . . . . . . . . . . .        55,769         92,430       272,141      345,610
Other operation and maintenance expenses. . . . . . . .       240,011        230,020       937,798      835,282
POWERCHOICE charge. . . . . . . . . . . . . . . . . . .             -              -       263,227            -
Amortization of MRA regulatory asset. . . . . . . . . .        96,649              -       128,833            -
Depreciation and amortization . . . . . . . . . . . . .        90,877         85,472       355,417      339,641
Other taxes . . . . . . . . . . . . . . . . . . . . . .       103,000        117,251       459,961      471,469
                                                         -------------  -------------   -----------  -----------
                                                              783,169        874,280     3,659,350    3,407,565
                                                         -------------  -------------   -----------  -----------


OPERATING INCOME. . . . . . . . . . . . . . . . . . . .       103,263         86,024       167,023      558,839

Other income (deductions) . . . . . . . . . . . . . . .        (5,018)         4,144        42,602       24,997
                                                         -------------  -------------   -----------  -----------


INCOME BEFORE INTEREST CHARGES. . . . . . . . . . . . .        98,245         90,168       209,625      583,836

Interest charges. . . . . . . . . . . . . . . . . . . .       132,069         68,646       397,178      273,906
                                                         -------------  -------------   -----------   ----------
INCOME (LOSS) BEFORE FEDERAL & FOREIGN INCOME TAXES . .       (33,824)        21,522      (187,553)     309,930

Federal and foreign income taxes. . . . . . . . . . . .       (16,391)        13,641       (66,728)     126,595
                                                         -------------  -------------   -----------  -----------

NET INCOME (LOSS) . . . . . . . . . . . . . . . . . . .       (17,433)         7,881      (120,825)     183,335

Dividends on preferred stock. . . . . . . . . . . . . .         9,024          9,236        36,555       37,397
                                                         -------------  -------------   -----------  -----------

BALANCE AVAILABLE FOR COMMON STOCK. . . . . . . . . . .      ($26,457)       ($1,355)    ($157,380)  $  145,938
                                                         =============  =============   ===========  ===========
AVERAGE NUMBER OF SHARES OF COMMON
      STOCK OUTSTANDING (IN THOUSANDS). . . . . . . . .       187,365        144,419       166,186      144,404

BASIC AND DILUTED EARNINGS (LOSS) PER AVERAGE
      SHARE OF COMMON STOCK . . . . . . . . . . . . . .        ($0.14)        ($0.01)       ($0.95)  $     1.01

OTHER OPERATING DATA:

Earnings before interest charges, interest income,
income taxes, depreciation and amortization, and other
regulatory adjustments (EBITDA) . . . . . . . . . . . .  $    267,036              -    $  990,532            -

Net cash interest.. . . . . . . . . . . . . . . . . . .  $    114,707              -    $  345,523            -

Ratio of EBITDA to net cash interest. . . . . . . . . .           2.3              -           2.9            -


NOTES:

* The above information is not given in connection with any sale or offer to sell or buy any stock or security.
* The Company files periodic reports pursuant to the Securities Exchange Act of 1934. Accordingly, with respect to the financial information set forth you are requested to refer to such filings for more detailed information.


NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES
                ---------------------------------------------------------

                                       (Unaudited)

                                     EARNINGS REPORT
                                     ---------------
                              (IN  THOUSANDS  OF  DOLLARS)




                                             THREE MONTHS ENDED          TWELVE MONTHS ENDED

                                                  DECEMBER 31,                DECEMBER 31,
                                             1998            1997          1998         1997
                                        --------------  --------------  -----------  ----------
Operating Revenues . . . . . . . . . .  $     886,432   $     960,304   $3,826,373   $3,966,404
Operating Income . . . . . . . . . . .        103,263          86,024      167,023      558,839
Net Income (Loss). . . . . . . . . . .        (17,433)          7,881     (120,825)     183,335
Balance Available for Common Stock . .  $    ( 26,457)  $     ( 1,355)  $ (157,380)  $  145,938
Average number of shares of common
  stock outstanding (in thousands) . .        187,365         144,419      166,186      144,404
Basic and diluted earnings (loss) per
  average share of common stock
                                        $       (0.14)  $       (0.01)  $    (0.95)  $     1.01
EBITDA . . . . . . . . . . . . . . . .  $     267,036              --   $  990,532           --
Net Cash Interest. . . . . . . . . . .  $     114,707              --   $  345,523           --
Ratio of EBITDA to Net Cash Interest .            2.3              --          2.9           --



NOTE 1: The above information is not given in connection with any sale or offer to sell or buy any stock or security.

NOTE 2: The company files periodic reports pursuant to the Securities Exchange Act of 1934. Accordingly, with respect to the financial information set forth above, you are requested to refer to such filings for more detailed information.